Exhibit 99.1

Agritek Holdings, Inc. Announces New Appointment To The Board Of Directors As Chief Technology Officer Including New Intellectual Property For Compliance Within Cannabis Sector

October 31, 2017

LOS ANGELES, CA--(Oct 31, 2017) - Agritek Holdings, Inc. (OTCQB: AGTK) www.AgritekHoldings.com, a fully integrated, active real estate investor for the cannabis sector and consultant for multiple cannabis brands, today announced that the Company has appointed Mr. Anton Ansalmar Founder of Rapid Healthcare Inc and MediK8Mobile Inc, as Chief Technology Officer and member of the Board of Directors of Agritek Holdings Inc. effective November 1, 2017.

Mr. Ansalmar brings over 18 plus years of experience in Information Technology, with over 13 plus years of Web/Mobile technologies and over eight years of experience in Enterprise Mobility within the healthcare, utilities and supply chain sectors. Mr. Ansalmar has managed and built an Enterprise Mobility Practice which has developed Mobile applications across all platforms including iOS, Android and Windows Mobile, he has consulted for clients such as the UNITED NATIONS, PG&E, NBC UNIVERSAL, NUVASIVE and GREENLEE COMMUNICATIONS, he also advises as CTO for early stage startups. Mr. Ansalmar has additionally designed and managed development of clinical workflow Mobile Applications for Healthcare that utilized Mobile Devices, Mobile Printers, Web Platforms and Integration into Health IT Systems. Mr. Ansalmar holds a BSC in Computer Science from QMW University of London.

"I have observed Mr. Ansalmar manage his development team out of the Irvine start up and incubator division located at the University of Irvine Research Triangle. He will become an excellent complement to our existing Board skill set, bringing demonstrated and relevant industry experience and strategic acumen to the table. His knowledge and past technical experience from the healthcare industry and across emerging industries will further support our strategy to deliver value to our shareholders through innovative technology geared toward corporate compliance, operational excellence, and continued growth within the fragmented cannabis sector", stated B. Michael Friedman, CEO of Agritek Holdings Inc.

As part of the Board of Directors Agreement, Mr. Ansalmar has developed specific intellectual property for the cannabis industry which has now been acquired by Agritek Holdings Inc, that will provide as a major technology asset for the Company held and operated by Agritek holdings. The HIPPA compliant software platform built my MediK8Mobile, will provide for patient verification, storage of medical records and allow patients to search and order products initially through a web & mobile based software. The platform that is now being utilized by local dispensaries in South Orange County during the Beta allows for an "Uber Eats like" experience where the dispensary may track deliveries and manage drivers. The platform also provides a "track and trace" labeling system to record purchases and label packages of strains and all orders being sold to patients through dispensaries and delivery services. Agritek Holdings expects to release the consumer version of the application now known as MediK8mobile to consumers where patients and recreational users will be able to track deliveries coming directly to them. The new platform and application will be branded under "Herbi", which is expected to compete with the likes of Eaze, Speed Weed and Green Rush.

About Agritek Holdings, Inc.

Agritek Holdings, Inc., (www.AgritekHoldings.com) a pioneer within the medicinal marijuana space, provides innovative technology and agricultural solutions for both the medicinal and recreational cannabis industry. Agritek Holdings, Inc. presently owns or manages property in Colorado, Washington State, Puerto Rico and Canada and has licenses with permitted facilities in California approved for cultivation as well as manufacturing capabilities. The company owns several Hemp and cannabis brands for distribution including "Hemp Pops", Hemp oil wellness products and "California Premiums". Agritek Holdings Inc. does not directly grow, harvest, or distribute or sell cannabis or any substances that violate or contravene United States law or the Controlled Substances Act, nor does it intend to do so in the future.

FORWARD-LOOKING DISCLAIMER:
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Agritek Holdings, Inc. to be materially different from the statements made herein.

Contact:

Agritek Holdings Inc.
www.AgritekHoldings.com
305.721.2727
info@agritekholdings.com